UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 27, 2010

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On July 27, 2010, Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), provided an update regarding a lawsuit that Sanofi-Aventis U.S. LLC filed in the United States District Court for the District of Columbia (the “Court”) against the U.S. Food and Drug Administration (“FDA”), Margaret A. Hamburg, Commissioner of Food and Drugs, and Kathleen Sebelius, Secretary of Health and Human Services.  The lawsuit sought, among other things, a temporary restraining order and preliminary injunction directing the FDA to suspend and withdraw its approval of the Abbreviated New Drug Application filed by the Company’s collaboration partner, Sandoz Inc., a division of Novartis (“Sandoz”), for enoxaparin sodium injection, a generic version of Lovenox®.

The Court held a status conference on July 26, 2010 and set a schedule for consideration of preliminary injunctive relief, with a hearing to be held on August 17, 2010.  At the status conference, the Court did not place any restrictions on the sale of enoxaparin sodium injection by Sandoz.  The Company believes that Sanofi-Aventis’s claims are without merit and is cooperating with Sandoz to vigorously oppose the lawsuit.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.       Press release dated July 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: July 27, 2010	By:	/s/ Richard P. Shea

Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)